Exhibit 99.1

CVR Energy and CVR Partners Announce Leadership Changes
SUGAR LAND, Texas (June 22, 2026) – CVR Energy, Inc. (NYSE: CVI or “CVR Energy”) and CVR Partners, LP (NYSE: UAN or “CVR Partners”) are pleased to announce that Dane Neumann, Executive Vice President and Chief Financial Officer, has been promoted to the position of President and Chief Executive Officer of CVI and the general partner of UAN (collectively, the “CVR Entities”), as well as to their Boards of Directors, effective June 18, 2026, following Mark Pytosh’s resignation from the CVR Entities for personal reasons.
“On behalf of our Boards of Directors, I am pleased to welcome Dane to the helm of our companies,” said Robert Flint, Chairman of the Boards of Directors of each of the CVR Entities. “Since joining CVR, Dane’s exceptional leadership, financial discipline and deep expertise in all aspects of our businesses, combined with his unwavering commitment to our Mission and Values, have enabled him to serve as a critical catalyst for process improvements, setting the stage for the growth and value creation that remain primary priorities for our companies. These unprecedented times demand unprecedented focus, and we are confident Dane is the right person to lead us into the future.”
“We have an exceptional and dedicated team that has been laser focused on maintaining our operational excellence and optimizing our business,” said Mr. Neumann. “Looking ahead, we intend to carry our philosophy of Continuous Improvement into all aspects of our businesses, seeking to maintain safe, reliable operations while driving meaningful growth and shareholder returns.”
Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding process improvements, growth, value creation, operational excellence, business optimization, our ability to continuously improve, safe and reliable operations, meaningful growth and shareholder returns. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “upcoming,” “before,” “future,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others), future actions of the EPA, the outcome of related court proceedings and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual performance or achievements to differ materially from any future performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy and CVR Partners disclaim any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners.
About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per day ammonia unit and a 950 ton-per-day UAN unit.
Investors and others should note that CVR Energy and CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations pages of their websites. CVR Energy and CVR Partners may use these channels to distribute material information about CVR Energy and/or CVR Partners, as applicable, and to communicate important information about CVR Energy, CVR Partners, corporate initiatives and other matters. Information that CVR Energy or CVR Partners post on their websites could be deemed material; therefore, CVR Energy and CVR Partners encourage investors, the media, their customers, business partners and others interested in CVR Energy and/or CVR Partners to review the information posted on their websites.

Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com